UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      November 21, 1995
                                                -------------------------------


Commission File Number:    000-17962


                         Applebee's International, Inc.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                   43-1461763
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
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              (Address of principal executive offices and zip code)

                                 (913) 967-4000
               --------------------------------------------------
              (Registrant's telephone number, including area code)



                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     1.           Declaration of Dividend on Common Stock

                  Applebee's International, Inc. (the "Company") issued a press release announcing the declaration of the Company's annual dividend on its common stock of six cents per common share. The record and payment date are set forth in the press release attached as Exhibit A hereto and incorporated herein by reference.


Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    November 21, 1995

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             APPLEBEE'S INTERNATIONAL, INC.
                                             (Registrant)


Date:    November 27, 1995                   By:   /s/  George D. Shadid
         ------------------------------            ---------------------
                                                   George D. Shadid
                                                   Executive Vice President and
                                                   Chief Financial Officer

                 [Letterhead of Applebee's International, Inc.]

November 21, 1995


                                    Contact:
                     George Shadid, Chief Financial Officer
                                 (913) 967-4000


                  APPLEBEE'S DECLARES INCREASED ANNUAL DIVIDEND


Overland Park, Kan., November 21 - Applebee's International, Inc., (NASDAQ:APPB) today declared an annual dividend of 6 cents per share. The dividend is payable January 12, 1996 to shareholders of record as of December 6, 1995.

Abe J. Gustin, Jr., chairman and CEO said, "We are pleased to provide this dividend to our shareholders during what has been a year of exceptional growth for Applebee's. This is the company's sixth consecutive dividend and represents an increase over last year's 5 cent per share dividend."

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises, and operates casual dining restaurants under the trademarks of Applebee's Neighborhood Grill and Bar and Rio Bravo Cantina.